UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2024

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-219-1440

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of each class	Trading Symbol(s)	Name Of each exchange on which registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Office Properties Income Trust.

Item 8.01.	Other Events.

Senior Secured Notes Transaction

On February 12, 2024, we completed an offering of senior secured notes in the aggregate principal amount of $300.0 million, which notes accrue interest at an annual rate of 9.000% and are due 2029, or the 2029 Notes. We intend to use the net proceeds from the offering of the 2029 Notes and borrowings under our secured revolving credit facility to fund the redemption of our 4.250% senior notes due 2024 (as described below).

The 2029 Notes are fully and unconditionally guaranteed, on a joint, several and senior secured basis, by certain of our subsidiaries that own 17 properties with a gross carrying value of approximately $574.0 million, or the Subsidiary Guarantors. The 2029 Notes and the guarantees provided by the Subsidiary Guarantors will be secured by a first-priority lien and security interest on each of the collateral properties and 100% of the equity interests in each of the Subsidiary Guarantors.

The 2029 Notes and the guarantees thereof were issued under an indenture, dated as of February 12, 2024, or the Indenture, among us, the Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

The 2029 Notes have not been registered under the Securities Act of 1933, as amended, or the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities laws. The 2029 Notes were offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing description of the 2029 Notes is not complete and is subject to and qualified in its entirety by reference to the copy of the Indenture attached hereto as Exhibit 4.1, which is incorporated by reference herein.

2024 Notes Redemption

On February 7, 2024, we issued a notice of redemption with respect to all of our 4.250% senior unsecured notes due 2024, or the 2024 Notes, for a redemption price equal to the principal amount of $350.0 million, plus accrued and unpaid interest to, but excluding, the date of redemption. The redemption date is March 9, 2024 and payment of the redemption price is expected to occur on or about March 11, 2024. We expect to fund this redemption with the net proceeds from the offering of the 2029 Notes and borrowings under our secured revolving credit facility, and the notice of redemption is conditioned upon our borrowing an amount under our secured revolving credit facility sufficient, together with the proceeds from the offering of the 2029 Notes, to pay the redemption price on or prior to the redemption date. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the 2024 Notes.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. Our current intentions with respect to the use of the net proceeds from the offering of the 2029 Notes and borrowings under our secured revolving credit facility to fund the redemption of the 2024 Notes is dependent on the availability of borrowings under our secured revolving credit facility and may not occur.

The information contained in our periodic reports filed with the Securities and Exchange Commission, or SEC, including under “Risk Factors,” or incorporated therein, also identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC's website at www.sec.gov.

You should not place undue reliance upon any forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of February 12, 2024, among Office Properties Income Trust, certain of its subsidiaries named therein as guarantors and U.S. Bank Trust Company, National Association. (Filed herewith.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: February 12, 2024